Exhibit 99.B(d)(17)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

Dated August 28, 2003, as amended, September 30, 2005, February 24, 2006, March 30, 2009 and June 25, 2010

SEI INSTITUTIONAL INVETMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Diversified Alpha Fund

International Equity Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

INTECH Investment Management LLC

(f/k/a Enhanced Investment Technologies, LLC)

Dated August 28, 2003, as amended, September 30, 2005, February 24, 2006, March 30, 2009 and June 25, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund	X.XX%

Large Cap Diversified Alpha Fund	X.XX%

International Equity Fund	X.XX%

SEI Investments Management Corporation	INTECH Investment Management LLC

By:	By:
/s/ Aaron C. Buser	/s/ Justin B. Wright

Name:	Name:
Aaron C. Buser	Justin B. Wright

Title:	Title:
Vice President	Senior Vice President & General Counsel